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                                                                     Exhibit 5.1
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                        Testa, Hurwitz & Thibeault, LLP
                                125 High Street
                               Boston, MA  02110

                                                   August 18, 2000

Workgroup Technology Corporation
91 Hartwell Avenue
Lexington, MA  02421

Re:   Registration Statement on Form S-8
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Ladies and Gentlemen:

      We are acting as counsel for Workgroup Technology Corporation, a Delaware corporation (the "Company"), in connection with the registration on a
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Registration Statement on Form S-8 (the "Registration Statement") under the
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Securities Act of 1933, as amended, of the offer and sale of up to 200,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company
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under the Company's Amended and Restated 1996 Non-Employee Director Stock Option
Plan (the "1996 Plan").
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      In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including, without limitation, (a) the 1996 Plan, (b) the Company's Amended and Restated Certificate of Incorporation, (c) the Company's By-laws as amended, (d) a specimen of the form of Certificate evidencing the Shares and (e) the minute books of the Company.

      Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, when issued and delivered pursuant to the terms of the 1996 Plan and the terms of any agreement relating to any of the options granted thereunder, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,

                                    /s/ Testa, Hurwitz & Thibeault, LLP

                                    TESTA, HURWITZ & THIBEAULT, LLP